[DESCRIPTION]   Consent of Independent Auditors

                                                                  Exhibit 23.1
                                                                  ------------
                       Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement of Trans World Entertainment Corporation on Form S-8 pertaining to the 1994 Stock Option Plan of our report dated March 24, 1995, with respect to the consolidated financial statements of Trans World Entertainment Corporation included in the Annual Report on Form 10-K for the year ended January 28, 1995.

We also consent to the reference to our firm under the heading "Experts" in the Registration Statement.


												/s/KPMG Peat Marwick LLP

Albany, New York
May 10, 1995

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